Exhibit 3.162

[STAMP]

ARTICLES OF INCORPORATION

OF

HARRAH’S RENO HOLDING COMPANY, INC.

I, the person hereinafter named as incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation.

FIRST: The name of the corporation is HARRAH’S RENO HOLDING COMPANY, INC.

SECOND: The principal office of the corporation within the State of Nevada is to be located at 503 East John Street, Room E, Carson City, Nevada.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000). The par value of each of such shares is one dollar ($1.00). All such shares are of the one class and are shares of Common Stock.

FIFTH: The governing board of the corporation shall be styled as a “Board of Directors” and any member of said Board shall be styled as a “Director.”

The number of members constituting the first Board of Directors of the corporation is four (4); and the names and addresses of each of said members are as follows:

Patricia W. Becker	Harrah’s
300 E. Second Street
Reno, NV 89504

Thomas J. Carr, Jr.	Harrah’s 300 E. Second Street Reno, NV 89504

William R. Sherman	Harrah’s 300 E. Second Street Reno, NV 89504

Albert F. Pagni	Vargas & Bartlett
201 West Liberty Street
P.O. Box 281
Reno, Nevada 89504

The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that no decrease shall be to a number less than the permitted by law. In the interim between annual and special meetings of stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

The Board of Directors shall at all times, except as noted hereafter, include a person (an “Outside Director”) who is not a director, officer, employee, or holder of 5% or more of the voting securities of Holiday Corporation, a Delaware corporation, Holiday Inns, Inc., a Tennessee corporation, or any of their respective subsidiaries; provided. however, that in the event of the death, incapacity, resignation or removal of such Outside Director, the remaining members of the Board of Directors shall promptly appoint a replacement Outside Director.

SIXTH: No shares of capital stock of the corporation and no shares of stock without par value of the corporation, as the case may be, shall, after the amount of the subscription price has been paid or after the par value of any shares of stock with par value which the corporation may be authorized to issue has been paid and/or after the consideration fixed by the Board of Directors of any shares of stock without par value which the corporation may be authorized to issue has been paid, be subject to assessment to pay the debts of the corporation. Any paid-up shares of stock of the corporation and any shares of stock of the corporation issued as fully paid-up, whether with par value and/or without par value, shall not be assessable or assessed in any manner and for any cause.

SEVENTH: The name and address of the incorporator signing these Articles of Incorporation is as follows:

Paula A. Barsamian	c/o Latham & Watkins
555 South Flower Street
Los Angeles, CA 90071

EIGHTH: The corporation shall have perpetual existence.

NINTH: The holders of a majority of the outstanding shares of stock which have voting power shall constitute a quorum at a meeting of stockholders for the transaction of any business unless the action to be taken at the meeting shall require a greater proportion.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to fix the amount to be reserved as working capital over and above its paid-in capital stock, to authorize and cause to be executed, mortgages and liens upon the real and personal property of the corporation.

The corporation shall not, without the unanimous vote or written consent of the Board of Directors (which must include the vote or consent, as the case may be, of the duly appointed Outside Director), commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or to consent to any such relief or the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or to make a general assignment for the benefit of creditors, or to decide generally not to pay its debts as they become due, or to take any action to authorize any of the foregoing.

TENTH: The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. The corporation may purchase and maintain insurance on behalf of any such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

ELEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the maximum extent permitted by the provisions of the General Corporation Law of the State of Nevada.

TWELFTH: The corporation reserves the right to amend, alter or repeal any provisions contained in those Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on stockholder herein are granted subject to this reservation.

IN WITNESS WHEREOF, I have hereunto set my and seal this 23rd day of February, 1988.

/s/ Paula A. Barsamian
Paula A. Barsamian, Incorporator

STAMP	CERTIFICATE OF AMENDMENT OF THE ARTICLES OF INCORPORATION OF HARRAH’S RENO HOLDING COMPANY, INC.

The undersigned, as President and Secretary of Harrah’s Reno Holding Company, Inc., a Nevada corporation (the “Company”), do hereby certify that, on the 26th day of April, 1990, the Board of Directors of the Company, acting by unanimous written consent, adopted a resolution to amend the Articles of Incorporation of the Company, as follows:

RESOLVED, that the last paragraph of Article Fifth be and hereby is amended to read as follows:

“The Board of Directors shall at all times, except as noted hereafter, include a person (an “Outside Director”) who is not a director, officer, employee or holder of 5% or more of the voting securities of The Promus Companies Incorporated, a Delaware corporation, or any of its subsidiaries; provided, however, that upon the death, incapacity, resignation or removal of such Outside Director, the remaining members of the Board of Directors of the Company shall have a reasonable period in which to replace such director with a new Outside Director.”

We do hereby certify further that, subsequent to the adoption of the foregoing resolution, the consent of the sole shareholder of the Company was secured approving the amendment of the Articles of Incorporation of the Company as provided in the foregoing resolution.

IN WITNESS WHEREOF, the undersigned, on behalf of the Company, set their hands and affix the corporate seal this 26th day of April, 1990.

[Seal]	/s/ Thomas J. Carr, Jr.
Thomas J. Carr, Jr. President

/s/ William R. Sherman
William R. Sherman Secretary

State of Nevada	)
) ss.
County of Washoe	)

On this 26th day of April, 1990, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Thomas J. Carr, Jr. as President and William R. Sherman as Secretary of Harrah’s Reno Holding Company, Inc., known to me to be the persons described in and who executed the foregoing Certificate of Amendment of the Articles of Incorporation of Harrah’s Reno Holding Company, Inc. on the above date, and who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

WITNESS my hand and official seal.

/s/ Frankie R. Roesler
Notary Public

[STAMP]

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